As filed with the Securities and Exchange Commission on August 8, 2002
                                                      Registration No. 333-90852
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                             SMARTSERV ONLINE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             13-3750708
------------------------------                            ----------------------
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                           Richard D. Kerschner, Esq.
                    Senior Vice President and General Counsel
                             SmartServ Online, Inc.
                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                              Michael J. Shef, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                             CALCULATION OF REGISTRATION FEE
=====================================================================================================================


                                          Amount              Proposed           Proposed
        Title of Each Class                 to                Maximum             Maximum
        of Securities to be             be Registered      Offering Price        Aggregate             Amount of
            Registered                      (1)              per Share         Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, issuable upon
exercise of callable warrants           1,428,572               $1.40            $2,000,001            $184.00(2)
---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par
value per share, issuable upon
exercise of non-callable
warrants                                  294,642               $1.47            $  433,124            $ 39.85(2)
---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par
value per share ................          785,714               $0.735(3)          $577,500             $53.13(2)
=====================================================================================================================




(1) Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments
(2)  Previously paid.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the bid and asked price reported on the Nasdaq National Market on June 19, 2002.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED AUGUST 8, 2002


The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

PROSPECTUS

                             SmartServ Online, Inc.


                        2,508,928 Shares of Common Stock

     o The selling stockholders are offering to sell 2,508,928 shares of common stock of which 2,258,930 shares are issuable upon exercise of warrants.


     o    We will not receive any proceeds from the offering of common stock.


     o    Our common  stock is traded and quoted on the Nasdaq  National  Market
          (NMS) under the symbol "SSOL." On August 6, 2002, the last reported bid price of our common stock was $0.75 and the last reported asked price was $0.82.



The address and telephone number of SmartServ's principal executive offices are:

                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950


The securities offered hereby involve a high degree of risk. You should carefully consider the factors described under the caption "Risk Factors" beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------


                The date of this Prospectus is August __, 2002

                                Table of Contents

                                                                            Page
                                                                            ----


Risk Factors...................................................................3
Special Information About Forward Looking Statements...........................7
The Company....................................................................7
Use of Proceeds................................................................7
Selling Stockholders...........................................................8
Plan of Distribution..........................................................10
Indemnification for Securities Act Liabilities................................11
Where You Can Find More Information About Us..................................12
Legal Matters.................................................................13
Experts.......................................................................13

You  should  read  the  entire  prospectus  and any  documents  incorporated  by reference carefully before purchasing SmartServ common stock. In this prospectus, "SmartServ," "we," "us" and "our" refer to the business that is owned and conducted by SmartServ Online, Inc. and its subsidiaries and not to the selling stockholders.

                                  RISK FACTORS

Before you buy shares of our common stock, you should be aware that there are various risks associated with the purchase of our common stock. You should consider carefully these risk factors, together with all of the other information in this prospectus and all documents incorporated by reference, before you decide to purchase shares of our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information contained in this prospectus, including the documents we incorporate by reference under "Where You Can Find More Information About Us".

          WE HAVE A HISTORY OF LOSSES AND IF WE DO NOT ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS


          Although we had net income of $2,937,591 for the six month transition period ended December 31, 2000, we incurred net losses of $4,109,347 for the three months ended March 31, 2002, $14,819,860 for the year ended December 31, 2001, $30,993,559 for the year ended June 30, 2000, $7,124,126 for the year ended June 30, 1999, $5,040,009 for the year ended June 30, 1998, $4,434,482 for the year ended June 30, 1997 and $2,966,287 for the year ended June 30, 1996. Included in the June 30, 2000 amount was a non-cash charge for stock-based compensation of $30,271,024. On March 31, 2002, we had an accumulated deficit of $68,931,180. Losses have resulted principally from costs incurred in connection with activities aimed at developing our software, information and transactional services and from costs associated with our marketing and administrative activities. We have incurred substantial expenses and commitments and continue to have negative cash flows from operations. These losses raise substantial doubt as to our ability to continue as a going concern. On January 3, 2002 we engaged investment bankers to assist us with the sale of equity to private investors which led to the sale of securities to the selling stockholders (see "Selling Stockholders" on page 8). These funds, however, will not support our operations for an extended period of time. We can give no assurance that we will be able to raise additional capital on satisfactory terms. Additionally, we can give no assurance that we will be able to develop revenues sufficient to support our operations.


          WE MAY BE DELISTED FROM THE NASDAQ NATIONAL MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND VOLATILITY OF OUR COMMON STOCK

          We have received notification from Nasdaq that we no longer meet the listing requirements for Nasdaq National Market. While we are trying to maintain our listing, we cannot guarantee that we will be successful in doing so. Delisting from the Nasdaq National Market would require us to move our common stock to either the Nasdaq SmallCap Market or the OTC Bulletin Board. The move to either of those markets could decrease the liquidity and volume of our common stock and reduce the number of market makers willing to trade in our stock, making it likely that wider fluctuations in the quoted price of our common stock would occur. As a result, there is a risk that stockholders will not be able to obtain accurate price quotes or be able to correctly assess the market price of our stock. Increases in the volatility could also make it more difficult to pledge the common stock as collateral, if stockholders sought to do so, because a lender might also be unable to accurately value the common stock.

          WE DEPEND ON A SMALL NUMBER OF CUSTOMERS, AND THE LOSS OF ANY ONE CUSTOMER COULD ADVERSELY AFFECT OUR OPERATING RESULTS

          Currently, substantially all of our revenues are generated through our licensing arrangements with a small number of customers. Our results from operations will depend upon numerous factors including the introduction and market acceptance of new services, establishing alliances with strategic marketing partners, competition and the regulatory environment. We anticipate that our results from operations for the immediate future will continue to depend to a significant extent upon revenues from a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. Our failure to obtain a sufficient number of additional customers would adversely affect our results of operations.

          OUR BUSINESS DEPENDS UPON STRATEGIC MARKETING PARTNERSHIPS WHICH MAY NOT MATERIALIZE

          We intend to sell our products and services primarily by entering into non-exclusive agreements with strategic marketing partners who would brand our information and transaction services with their own private label, promote the product offering and then provide our information and e-commerce services to their clients. Our success will depend on:

               o our ability to enter into agreements with strategic marketing partners;
               o    the ultimate success of these strategic  marketing partners;
                    and
               o the ability of the strategic marketing partners to successfully market our services.

          Our failure to successfully effectuate our strategic alliance strategy or the failure of the strategic marketing partners to develop and sustain a market for our services would have a material adverse affect on our overall performance.

          Although we view strategic marketing alliances as a major factor in the successful commercialization of our services, there can be no assurance that the strategic marketing partners would view an alliance with us as significant to their businesses and any potential benefits from these arrangements may not materialize.

          THE MARKET FOR OUR BUSINESS IS IN THE DEVELOPMENT STAGE AND MAY NOT ACHIEVE THE GROWTH WE EXPECT

         Online information and transactional services, as well as the convergence of wireless and Internet technologies, are developing markets. Our future growth and profitability will depend, in part, upon consumer acceptance of online information and transactional services in general and a significant expansion in the consumer market for the delivery of such services via wireless telephones, personal digital assistants and personal computers. Even if these markets experience substantial growth, there can be no assurance that our products and services will be commercially successful or will benefit from such growth. Further, even if initially successful, any continued development and expansion of the market for our products and services will depend in part upon our ability to create and develop additional products and adjust existing products in accordance with changing consumer preferences, all at competitive prices. Our failure to develop new products and generate revenues could have a material adverse effect on our financial condition and operating results.

          WE COMPETE AGAINST LARGER, WELL KNOWN COMPANIES WITH GREATER RESOURCES

          The market for Web and wireless based information and transactional services is highly competitive and involves rapid innovation and technological change, shifting consumer preferences and frequent new product and service introductions. Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have. Increased competition in the market for our products and services could limit our ability to expand and materially and adversely affect our results from operations.

          The principal competitive factors in both the Internet-based and wireless services industries include content, product features and quality, ease of use, access to distribution channels, brand recognition, reliability and price. We believe that potential new competitors, including large multimedia and information system companies, are increasing their focus on transaction processing. We face competition from numerous services delivered through the Internet to personal computers. Although in its infancy, the wireless arena also has its competitors, such as Semotus Solutions, Inc., I3 Mobile, Inc., Aether Systems, Inc., 724 Solutions, Inc. and Everypath. We expect competition to increase from existing competitors and from new competitors, including telecommunications companies.

          The   information   content   provided   through  our   software   and
communication   architecture  is  generally   purchased  through   non-exclusive
distribution agreements. While we are not dependent on any single content provider, existing and potential competitors may enter into agreements with these and other such providers and thereby acquire the ability to deliver online information and transactional services substantially similar to those provided by us.

          WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE OFFICERS AND SEVERAL TECHNICAL EMPLOYEES, THE LOSS OF ANY OF WHOM COULD HAVE AN ADVERSE IMPACT ON OUR FUTURE OPERATIONS

          We believe that, due to the rapid pace of innovation within our industry, factors such as the technological and creative skills of our personnel are more important in establishing and maintaining a leadership position within the industry than legal protections of our technology. We are dependent on our ability to recruit, retain and motivate high quality personnel. However, competition for such personnel is intense and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect our business, operating results and financial condition. We maintain and are the sole beneficiary of a key-person life insurance policy on the life of (1) Mr. Sebastian E. Cassetta, our Chief Executive Officer, in the amount of $1,000,000 and (2) Mr. Mario F. Rossi, our Executive Vice President of Technology, in the amount of $500,000. The loss of the services of either Mr. Cassetta or Mr. Rossi would have a material adverse effect upon our business, financial condition and results of operations.

          PROVISIONS IN OUR CHARTER MAY MAKE IT MORE DIFFICULT FOR A PERSON TO ACQUIRE US AT A PREMIUM TO OUR CURRENT MARKET VALUE

          Our charter restricts the ability of our stockholders to call a stockholders' meeting and provides that our stockholders may not act by written consent. Additionally, our Board of Directors is divided into three classes with each class being elected by our stockholders in different years. Our charter restricts the ability of our stockholders to change the number of directors and classes of our board of directors. These provisions may have the effect of deterring or delaying certain transactions involving an actual or potential change in control of SmartServ, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests.

          YOUR OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE HAVE ISSUED, AND MAY CONTINUE TO ISSUE, A SUBSTANTIAL NUMBER OF SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK


          We have issued common stock, options and warrants to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At May 15, 2002, there were $392,000 of our prepaid warrants outstanding that were then convertible into 280,000 shares of our common stock. Additionally, we have issued warrants to investors and consultants and granted options to employees for the purchase of 3,732,100 shares of our common stock. Except for 1,735,284 shares subject to stock options, substantially all of such shares have been registered for resale under the Securities Act. Additional shares are available for sale under Rule 144 of the Securities Act. Sales of these shares or the market's perception that these sales could occur may cause the market price of our common stock to fall and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate or to use equity securities as consideration for future acquisitions. On January 3, 2002 we engaged investment bankers to assist us with the sale of equity to private investors which led to the sale of securities to the selling stockholders (see "Selling Stockholders" on page 8). We continue to seek additional investors. If additional sales of equity are effected, as to which there can be no assurance, your ownership interest and voting power in SmartServ will be further diluted.


          WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS

          We have designed and developed our own "device agnostic" information and transaction platform, made up of our patent-pending "W2W MiddlewareTM" and our content and processing engines. This platform is comprised of the "W2W MiddlewareTM", based on Windows NT operating system and the authorization, quote, news and transaction engines, based on Hewlett-Packard Company's Unix operating system and Oracle's Corp.'s version 8i parallel server database. Although we intend to protect our rights vigorously, there can be no assurance that any of the measures to protect our proprietary rights will be successful. In an effort to protect our proprietary rights, we rely upon a combination of contract provisions, patents, trademarks, and copyright and trade secret laws. We license the use of our products and services to our customers and partners under agreements that contain terms and conditions prohibiting the unauthorized reproduction of our products and services. We seek to protect the source code of our application software and communications architecture as a trade secret and as an unpublished copyrighted work.

          We believe that our registered marks "SmartServ Online" and "SmartServ" have significant value and are important to the marketing of our services. There can be no absolute assurance, however, that our marks do not or will not violate the proprietary rights of others, that our marks would be upheld if challenged or that we would not be prevented from using our marks, any of which could have an adverse effect on us. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our marks. We believe that our software, products, services, service marks and other proprietary rights do not infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in litigation.

          WE ARE INVOLVED IN SEVERAL PENDING LEGAL PROCEEDINGS WHICH, IF RESOLVED AGAINST US, COULD CAUSE DILUTION TO OUR STOCKHOLDERS AND HAVE A MATERIAL NEGATIVE IMPACT ON OUR OPERATIONS

          From time to time we have been, and expect to continue to be, a party to legal proceedings and claims in the ordinary course of our business. Our ongoing legal proceedings with Michael Fishman and Commonwealth Associates, L.P. are described in the "Legal Proceedings" section of our Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference into this document (See the section entitled "Where You Can Find More Information About Us" on page
11). While we expect to contest these matters vigorously, litigation is inherently uncertain and an adverse judgment on any of these claims could cause dilution to our stockholders, as well as harm to our business. Even if not meritorious, any of these current and future matters could require the expenditure of significant financial and managerial resources.

              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

          Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                   THE COMPANY

          SmartServ provides Web and wireless applications and infrastructure that allow financial institutions, network service providers and other businesses to deliver content and transaction-intensive services to their work forces and customers - in real time and via virtually any wired or wireless device. SmartServ's products include a transaction processing engine, capable of routing high-volume transactions to multiple destinations; proprietary W2W MiddlewareTM that ensures content and applications are optimized for the full array of present and future devices; and a suite of applications designed so businesses and their customers can exploit the merits of wireless data exchange and transactional capability.

                                 USE OF PROCEEDS

          Each selling stockholder is selling all of the shares covered by this prospectus for his, her or its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will, however, receive $2,813,751 if all of the warrants for the underlying shares of common stock being registered are exercised. We expect to use these proceeds, if any, for general corporate purposes.

                              SELLING STOCKHOLDERS


          SmartServ issued the common stock and the warrants to purchase common stock that are covered by this prospectus to the selling stockholders on June 5, 2002 pursuant to a securities purchase agreement dated May 20, 2002, as amended on June 4, 2002. The original securities purchase agreement provided for an initial investment amount of $2,000,000 in exchange for 761,035 shares of common stock, non-callable warrants to purchase 190,259 shares of common stock at $2.76 per shares and callable warrants to purchase 308,706 shares of common stock at $2.628 per share. The purchase price of the stock and the exercise prices of the warrants were based upon the price of SmartServ's common stock on the two business days after the date on which SmartServ filed its quarterly report on Form 10-Q for the quarter ended March 31, 2002 (the quarterly report on Form 10-Q was filed on May 17, 2002). If all the warrants had been exercised under the May 20, 2002 securities purchase agreement, SmartServ would have received an additional $1,336,394. The closing of the transaction was conditioned on, among other things, receiving notice from Nasdaq that the transaction satisfied the requirements of the Nasdaq Marketplace Rules. The securities purchase agreement also provided that the selling stockholders could terminate the transaction if it did not close by May 30, 2002. It became apparent on May 29, 2002 that the transaction would not close by May 30, 2002 because SmartServ had not received notice from Nasdaq that the transaction satisfied the requirements of the Nasdaq Marketplace Rules. Therefore, the parties began to negotiate a new transaction that was accepted by Nasdaq on June 4, 2002. An amendment to the original securities purchase agreement was signed on June 5, 2002. Pursuant to the amendment, the selling stockholders initially invested $1,100,000, for which they received an aggregate of 785,714 shares of common stock, callable warrants to purchase an aggregate of 1,428,572 shares of common stock at $1.40 per shares, non-callable warrants to purchase an aggregate of 196,428 shares of common stock at $1.47 per share and the right to receive additional non-callable warrants to purchase 357,144 shares of common stock at $1.47 per share upon the exercise of the callable warrants. The purchase price of the stock and the exercise prices of the warrants were based upon the price of SmartServ's common stock on the day SmartServ received notice from Nasdaq that the transaction satisfied the requirements of the Nasdaq Marketplace Rules. If all the warrants are exercised, not including non-callable warrants to be issued on exercise of callable warrants, SmartServ will receive an additional $2,288,749. Other than the changes described above, there were no material changes to the terms of the securities purchase agreement, the warrants or the registration rights agreement between May 20, 2002 and June 5, 2002 or subsequent thereto.

          Pursuant to the securities purchase agreement, prior to December 5, 2002 SmartServ may not sell any of its common stock or securities which are convertible into its common stock to a third party purchaser unless (i) the selling stockholders are given notice of SmartServ's intention to enter into the transaction and (ii) SmartServ gives the selling stockholders the opportunity to purchase the securities being offered to the third party purchaser, or such portion thereof as the selling stockholders determine, on the same terms as SmartServ would have given to the third party purchaser. The securities purchase agreement also provided that, on the closing date, the selling stockholders would be reimbursed an aggregate of $80,000 to cover their fees and expenses and those of their counsel. Additionally, SmartServ must reimburse the selling stockholders an aggregate of $50,000 to cover their fees and expenses on the earlier of (i) December 5, 2002, or (ii) the date SmartServ provides notice to the selling stockholders calling the callable warrants (described below).

          The callable warrants are exercisable at $1.40 per share and provide that SmartServ may call the warrants for exercise or cancellation at any time after the earlier of (i) the date a registration statement has been continuously effective for ten trading days and (ii) November 2,

2002. Once SmartServ provides the selling stockholders with notice calling the callable warrants, the selling stockholders have ten days to decide whether to exercise the warrants or have them canceled. Additionally, the callable warrant provides that when the selling stockholders exercise the warrant the selling stockholders are entitled to receive a non-callable warrant exercisable for 25% of the number of shares the callable warrant is exercisable for. The new warrant will be exercisable at the same price as the previous non-callable warrant. The non-callable warrants are exercisable at $1.47 per share and provide that the exercise price be adjusted downwards if SmartServ engages in sales of its common stock or other securities convertible into its common stock at a price per share less than the exercise price of the non-callable warrants. The callable and non-callable warrants expire on June 5, 2007. Both warrants provide for equivalent adjustments in the event of stock splits, dividends or similar events, and provide that in the event of a consolidation, merger or pro-rata distribution of cash or property, the selling stockholders will be entitled to receive cash or property as if they owned common stock of SmartServ.


          The registration rights agreement entered into by SmartServ and the selling stockholders on June 5, 2002, provided that SmartServ was required to file a registration statement registering the number of shares offered for resale in this prospectus within 15 days of the closing of the transaction indicated in the above paragraph. In addition, SmartServ is required to have the registration statement, of which this prospectus is a part, declared effective within 90 days of the closing of the private placement and maintain the effectiveness of the registration statement for as long as the selling stockholders own common stock of SmartServ or until all the unsold shares may be sold without the use of a prospectus. SmartServ will bear all fees relating to the filing of the registration statement and will pay $10,000 to the special counsel of the selling stockholders to cover fees and expenses related to the review of the registration statement. If SmartServ violates the provisions of the registration rights agreement, it is required to pay liquidated damages to the selling stockholders. To date, SmartServ has not violated any of the provisions of the registration rights agreement.

          The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of August 8, 2002, the number of shares of common stock being offered by the selling stockholders, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder's percentage ownership of SmartServ common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby.

          The shares being offered for resale by the selling stockholders consist of shares of common stock and common stock underlying callable and non-callable warrants issued in the June 5, 2002 private placement described above. The non-callable warrants are subject to certain anti-dilution adjustments and the number registered is an estimate of the number of shares that will be issued upon exercise of such warrants. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates. No shares of common stock underlying the non-callable warrants issuable upon exercise of the callable warrants are registered for resale pursuant to the registration statement of which this prospectus is a part or are included in this prospectus.



                                              Shares of          Shares of            Beneficial       Percent of Class
                                             Common Stock         Common           Ownership After       Owned After
                                             Beneficially         Stock            Offering If All     Offering if All
        Selling Stockholders                     Owned          to be Sold         Shares Are Sold     Shares Are Sold
------------------------------------         ------------       ----------         ---------------     ----------------
Vertical Ventures Investments LLC(1)           1,205,357         1,254,464                0                   *

Bonanza Master Fund, LLC(2)                    1,205,357         1,254,464                0                   *
                                             ------------       ----------         ---------------     ----------------

Total                                          2,410,714         2,508,928                0                   *



---------------
* Less than 1%.


1. We have been advised by Vertical Ventures Investments LLC that Joshua Silverman, an authorized signatory of Vertical Ventures Investments LLC, has voting and investment control over the securities beneficially owned by Vertical Ventures Investments LLC. Shares of common stock beneficially owned consists of 392,857 shares of common stock issued in the private placement, 714,286 shares of common stock issuable upon exercise of callable warrants and 98,214 shares of common stock issuable upon exercise of non-callable warrants. Shares of common stock to be sold consists of 392,857 shares of common stock issued in the private placement, 714,286 shares of common stock issuable upon exercise of callable warrants, 98,214 shares of common stock issuable upon exercise of outstanding non-callable warrants and 49,107 shares of common stock issuable upon potential anti-dilution adjustments to the non-callable warrants.
2. We have been advised by Bonanza Master Fund LLC that Bernay Box is the controlling person of Bonanza Master Fund LLC. Shares of common stock beneficially owned consists of 392,857 shares of common stock issued in the private placement, 714,286 shares of common stock issuable upon exercise of callable warrants and 98,214 shares of common stock issuable upon exercise of non-callable warrants. Shares of common stock to be sold consists of 392,857 shares of common stock issued in the private placement, 714,286 shares of common stock issuable upon exercise of callable warrants, 98,214 shares of common stock issuable upon exercise of outstanding non-callable warrants and 49,107 shares of common stock issuable upon potential anti-dilution adjustments to the non-callable warrants.


                              PLAN OF DISTRIBUTION

          The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately negotiated transactions;
          o    short sales;
          o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has informed SmartServ that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

          SmartServ is required to pay all fees and expenses incident to the registration of the shares, including $10,000 of fees and disbursements of special counsel for the selling stockholders. SmartServ has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.


          SmartServ has agreed to indemnify the selling stockholders and their directors, officers, shareholders, partners, employees and agents for any liability that any such person may incur because of any breach of the securities purchase agreement or any action brought against such persons due to the execution of the securities purchase agreement and the documents relating to the securities purchase agreement. SmartServ will also indemnify each of the persons indicated in the immediately preceding sentence for legal fees and other expenses incurred in connection with a breach of the securities purchase agreement or an action relating to the securities purchase agreement brought against such person.


          SmartServ has informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

          o for any breach of a director's duty of loyalty to the corporation or its stockholders,
          o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
          o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
          o for any transaction from which a director derived an improper personal benefit.

          The Amended and Restated Certificate of Incorporation of SmartServ provides for the elimination of the liability of directors to the extent permitted by the DGCL.

          Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. SmartServ's By-Laws entitle officers and directors of SmartServ to indemnification to the fullest extent permitted by the DGCL.

          SmartServ has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, SmartServ maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SmartServ pursuant to the provisions described above, or otherwise, SmartServ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SmartServ of expenses incurred or paid by a director, officer or controlling person of SmartServ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SmartServ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

          We have filed with the SEC a registration statement on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits filed as part of that registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's web site.

          This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

          o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 filed with the SEC on May 17, 2002
          o Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001 filed with the SEC on April 30, 2002
          o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the SEC on April 16, 2002;
          o The description of SmartServ's common stock contained in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (333-34940) filed with the SEC on January 31, 2002

          You may request a copy of these filings, at no cost, by writing to us at our executive offices at One Station Place, Stamford, CT 06902, Attention:
Thomas W. Haller, or by calling us at (203) 353-5950.

                                  LEGAL MATTERS

          The validity of the shares of common stock offered in this prospectus has been passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.

                                     EXPERTS

          The consolidated financial statements of SmartServ Online, Inc. appearing in SmartServ Online, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about SmartServ's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


====================================================================================================================
                                                              ------------------------------------------------------

                                                                             SmartServ Online, Inc.



                                                                               2,508,928 SHARES OF
                                                                                  COMMON STOCK



          We   have   not    authorized   any   dealer,
salesperson or any other person to give any information
or  to  represent   anything  not   contained  in  this
prospectus.  You  must  not  rely  on any  unauthorized
information.  This prospectus does not offer to sell or
buy  any  shares  in  any  jurisdiction   where  it  is
unlawful. The information in this prospectus is current
as of ___________, 2002.


              --------------------------                                      --------------------
                                                                                    PROSPECTUS
                                                                              --------------------
              --------------------------


Until _____, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


====================================================================================================================


                                     PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

             Filing fee for registration statement ..................$    309.58
                                                                      ----------
             Legal fees and expenses  ...............................$ 15,000.00
                                                                      ----------
             Accounting expenses.....................................$  7,500.00
                                                                      ----------
             Miscellaneous...........................................$ 10,690.42
                                                                      ----------
             Total...................................................$ 33,500.00
                                                                      ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

          Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

          The registrant maintains a directors and officers liability insurance policy with National Union Fire Insurance Company of Pittsburgh, PA. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

ITEM 16.  EXHIBITS.

Exhibit        Description
-------        -----------


  4.1          Specimen Certificate of SmartServ's Common Stock*
  4.2 Securities Purchase Agreement dated as of May 20, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
  4.3 Amendment No. 1 to Securities Purchase Agreement dated as of June 4, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
  4.4          Form of callable warrant**
  4.5          Form of non-callable warrant**

4.6            Registration  Rights  Agreement  dated as of June 5,  2002  among
               SmartServ,  Vertical Ventures  Investments LLC and Bonanza Master
               Fund**
5              Opinion of Jenkens & Gilchrist Parker Chapin LLP**
23.1           Consent of Ernst & Young LLP**
23.2           Consent of Jenkens & Gilchrist  Parker  Chapin LLP  (included  in
               Exhibit 5)**
24             Power of Attorney (included on page II-3)**

----------
*              Filed as an exhibit to the  Company's  registration  statement on
               Form SB-2 (Registration Number 333-114)
**             Previously filed herewith


ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, if the total dollar value of securities offered would not exceed that which was registered, any increase or decrease in the volume of securities offered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the securities act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

          In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on August 8, 2002.


                                    SmartServ Online, Inc.


                                    By:/s/ Thomas W. Haller
                                       -------------------------------------
                                       Thomas W. Haller
                                       Senior Vice President and Chief Financial
                                       Officer


          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.




         Signature                                 Title                               Date
         ---------                                 -----                               ----
/s/ Sebastian E. Cassetta*                Chairman of the Board,                August 8, 2002
---------------------------------------   Chief Executive Officer,
    Sebastian E. Cassetta                 and Director


/s/ Thomas W. Haller                      Senior Vice President and             August 8, 2002
---------------------------------------   Chief Financial Officer
    Thomas W. Haller                      (Chief Financial and
                                          Accounting Officer)

/s/ Mario F. Rossi*                       Executive Vice President,             August 8, 2002
---------------------------------------   Chief Technology Officer
    Mario F. Rossi                        and Director


                                          Director                              August 8, 2002
---------------------------------------
    Stephen Lawler


/s/ L. Scott Perry*                        Director                             August 8, 2002
---------------------------------------
    L. Scott Perry


/s/ Robert H. Steele*                     Director                              August 8, 2002
---------------------------------------
    Robert H. Steele



                                      II-3




/s/ Catherine Cassel Talmadge*             Director                             August 8, 2002
---------------------------------------
    Catherine Cassel Talmadge


/s/ Charles R. Wood*                       Director                             August 8, 2002
---------------------------------------
    Charles R. Wood


* By: /s/ Thomas W. Haller
     ----------------------------------
     Thomas W. Haller as
     Attorney-in-Fact



                                  EXHIBIT INDEX
                                  -------------

Exhibit        Description
-------        -----------


  4.1          Specimen Certificate of SmartServ's Common Stock*
  4.2          Securities  Purchase  Agreement  dated as of May 20,  2002  among
               SmartServ,  Vertical Ventures  Investments LLC and Bonanza Master
               Fund**
  4.3          Amendment No. 1 to Securities Purchase Agreement dated as of June
               4, 2002 among SmartServ,  Vertical  Ventures  Investments LLC and
               Bonanza Master Fund**
  4.4          Form of callable warrant**
  4.5          Form of non-callable warrant**
  4.6          Registration  Rights  Agreement  dated as of June 5,  2002  among
               SmartServ,  Vertical Ventures  Investments LLC and Bonanza Master
               Fund**
  5            Opinion of Jenkens & Gilchrist Parker Chapin LLP**
  23.1         Consent of Ernst & Young LLP**
  23.2         Consent of Jenkens & Gilchrist  Parker  Chapin LLP  (included  in
               Exhibit 5)**
  24             Power of Attorney (included on page II-3)**

----------
*              Filed as an exhibit to the  Company's  registration  statement on
               Form SB-2 (Registration Number 333-114)
**             Previously filed herewith



                                      E-1